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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports on the financial statements of the following businesses included in the Synagro Technologies, Inc. Current Report on Form 8-K/A filed on July 7, 1999; report dated June 30, 1999 on the consolidated financial statements of Synagro Technologies, Inc. as of December 31, 1997 and 1998 and for the three years ended December 31, 1998, and our report dated June 30, 1999 on the combined financial statements of Anti-Pollution Associates, Inc. and D&D Pumping, Inc. as of December 31, 1998 and for the year then ended; and our report dated June 8, 1998 on the combined financial statements of A&J Cartage and Related Companies as of December 31, 1996 and 1997 and for the three years ended December 31, 1997 included in the Synagro Technologies, Inc. Current Report on Form 8-K/A filed on July 1, 1999 and to the incorporation of said reports into Synagro Technologies, Inc.'s previously filed Registration Statements File Nos. 333-18029 and 333-64999 on Form S-8 and Registration File No. 333-20825 on Form S-3.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Houston, Texas
July 23, 1999